Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/TLGA Cast your vote online Have your Proxy Card ready P.O. BOX 8016, CARY, NC 27512-9903 Follow the simple instructions to record your vote PHONE Call 1-866-305-3294 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided TLG Acquisition One Corp. Special Meeting of Stockholders For Stockholders of record as of                , 2023 TIME: 7R_%H_‘HWHUPLQHG PLACE: Special Meeting to be held virtually via live webcast -please visit www.proxydocs.com/TLGA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking any previous proxies relating to these shares of TLG Acquisition One Corp. (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated                 , 2023, in connection with the special meeting of stockholders of the Company and at any adjournments thereof (the “Special Meeting”) to be held at 10:00 a.m. Eastern Time on                , 2023 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints John Michael Lawrie and David Johnson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPSAL 4, PROPOSAL 5, PROPOSAL 6 AND PROPOSAL 7 (IF PRESENTED). PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

TLG Acquisition One Corp.

Special Meeting of Stockholders

Please make your marks like this: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2, 3, 4, 5, 6 and 7 IF PRESENTED

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	To consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby;	☐	☐	☐	FOR
2.	To consider and vote upon a proposal to adopt the Proposed Charter	☐	☐	☐	FOR
3.	To consider and vote upon seven separately presented proposals to approve certain governance provisions in the Proposed Charter and New Electriq's bylaws, which are being separately presented in accordance with SEC guidance and which will each be voted upon on a non-binding advisory basis;	☐	☐	☐	FOR
4.	To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of NYSE: (i) the issuance of shares of TLG common stock to Electriq equityholders pursuant to the Merger Agreement, together with shares of New Electriq common stock upon exercise of replacement warrants and options to purchase shares of New Electriq common stock issued to holders of Electriq's warrants and options not exercised prior to the Merger; (ii) the issuance of shares of TLG common stock upon conversion of the Class F common stock and in connection with the Closing Financings, the Post-Closing Lawrie Investment, the Working Capital Loan Conversion and the Lawrie Notes Conversion; (iii) the reservation for issuance of the shares of New Electriq common stock issuable upon the conversion of shares of TLG preferred stock that are expected to be issued in connection with the closing of the Merger, the Closing Financings, the Post-Closing Lawrie Investment, the Working Capital Loan Conversion, and the Lawrie Notes Conversion; and (iv) the reservation for issuance of the shares of New Electriq common stock upon the exercise of up to 1,000,000 warrants of New Electriq that are expected to be issued to satisfy up to $1,500,000 of the outstanding Working Capital Loans;	☐	☐	☐	FOR
5.	To consider and vote upon a proposal to elect the seven directors named in this joint proxy statement/consent solicitation statement/prospectus to serve on the Board until the 2024 annual meeting of New Electriq stockholders;				
		FOR	WITHHOLD		
	5.01 Frank Magnotti	☐	☐		FOR
	5.02 J. Michael Lawrie	☐	☐		FOR
	5.03 Carol L. Coughlin	☐	☐		FOR
	5.04 Kristina A. Peterson	☐	☐		FOR
	5.05 Neha Palmer	☐	☐		FOR
	5.06 Gideon Soesman	☐	☐		FOR
	5.07 Zainabu Oke	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
6.	To consider and vote upon a proposal to approve and adopt the Equity Incentive Plan; and	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/TLGA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Attorneys-in-fact should submit powers of attorney.

Signature (and Title if applicable) ________ Date ________ Signature (if held jointly) ________ Date ________

TLG Acquisition One Corp. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 3, 4, 5, 6 and 7 IF PRESENTED BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 7. To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a FOR later date or dates, if necessary or desirable, at the determination of the TLG Board. #P14# #P14# #P14# You must register to attend the meeting online and/or participate at www.proxydocs.com/TLGA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Attorneys-in-fact should submit powers of attorney. Signature (and Title if applicable) Date Signature (if held jointly) Date